UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported), January 3, 2005

                                iSecureTrac Corp.
                ------------------------------------------------
               (Exact name of registrant as specified in charter)


            Delaware                      0-26455             87-0347787
   ---------------------------           ----------          ------------
 (State or other jurisdiction           (Commission         (IRS Employer
       of incorporation)                File Number)      Identification No.)

    5078 South 111th Street, Omaha, Nebraska                    68137
    ----------------------------------------                   --------
     (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (402) 537-0022

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)) [GRAPHIC OMITTED] 1
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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On January 3, 2005, iSecureTrac Corp. (the "Company") entered into an Agreement Among Noteholders (the "Agreement") with a group of investors (the "Noteholders") who recently purchased that certain Promissory Note, dated August 28, 2003, originally issued by the Company, as maker thereof, to Westburg Media Capital, L.P. (the "Note"). The group of investors includes several members of the Company's Board of Directors and management team, including Roger Kanne, Chairman of the Board, Ron Muhlbauer, Director, Robert Badding, Director, Martin Halbur, Director, Thomas Wharton, Jr., CEO, and David Vana, CFO.

Pursuant to the Agreement, the Noteholders agreed to convert the outstanding principal amount of the Note, currently $2,538,420.74, into shares of the Company's common stock (par value $0.001 per share) at a conversion price of $0.23 per share. The conversion of the Note is conditioned upon a restructuring of the Company's balance sheet. At this time, the Company does not have any definitive agreement in place to accomplish such restructuring.

The shares of common stock to be issued upon the conversion of the Note will be exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act. The shares of common stock will be issued to a limited number of debtholders, each of whom was determined to be an accredited investor. There was no general solicitation and each purchaser represented that they were purchasing the shares for their own account.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ISECURETRAC CORP.

Date: February 10, 2005                         By: /s/ Thomas E. Wharton, Jr.
                                                    ----------------------------
                                                    President & CEO


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